As filed with the Securities and Exchange Commission on August 17, 2001
                                                     Registration No. 333-_____
=====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                              M.D.C. Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware                                      84-0622967
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                            Identification Number)

                           3600 South Yosemite Street
                                    Suite 900
                             Denver, Colorado 80237
                                 (303) 773-1100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                M.D.C. Holdings, Inc. 2001 Equity Incentive Plan

       M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors

                            (Full title of the plan)
                               -------------------

 Larry A. Mizel                                     Copies to:
 President                                 Daniel S. Japha, Esq.
 3600 South Yosemite Street, Suite 900     Vice President of Law and Secretary
 Denver, Colorado  80237                   3600 South Yosemite Street, Suite 900
 (303) 773-1100                            Denver, Colorado  80237
 (Name, address, and telephone number,              (303) 773-1100
 including area code, of agent for service)

                               -------------------

                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                              PROPOSED            PROPOSED
             TITLE OF                                         MAXIMUM             MAXIMUM
          SECURITIES                     AMOUNT               OFFERING           AGGREGATE                     AMOUNT OF
               TO BE                        TO BE             PRICE PER           OFFERING                    REGISTRATION
         REGISTERED                      REGISTERED            SHARE (1)          PRICE (1)                        FEE
         ----------                      -------------        ----------        -------------------       ------------------------

         Common Stock                    2,500,000 Shares     $ 33.43           $ 83,575,000                    $ 20,894
         ($0.01 par  value)
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and the low price of the Common Stock reported on the New York Stock Exchange on August 13, 2001.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on January 11, 1999 (File No. 333-81223), as amended by Forms S-3/A filed with the Commission on April 6, 1999, April 28, 1999, May 10, 1999, July 1, 1999, and August 2, 1999.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The opinion as to the legality of the securities being registered of Daniel S. Japha, Esq. who is employed full time by the Registrant as Vice President of Law and Secretary, is filed as an exhibit to this Registration Statement. Mr. Japha holds vested options to purchase 6,186 shares of the Company's common stock at exercise prices ranging from $10.35 to $16.42 and owns 1,482 shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The By-Laws and Certificate of Incorporation of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law.

                  Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Additionally, the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for any transaction from which the director derived an improper personal benefit.

                  The above discussion of the Company's Certificate of Incorporation, By-Laws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of the foregoing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

4.1               Certificate of Incorporation of the Company.  (1)

4.2 Amendment to the Certificate of Incorporation of the Company filed with the Delaware Secretary of State on July 1, 1987.(1)

4.3               Bylaws of the Company.  (1)

4.4               Amendment to the Bylaws of the Company effective as of March
                  20, 1987.  (1)

4.5               Common Stock Certificate.  (2)

5.1               Opinion of Daniel S. Japha, Esq. *

23.1              Consent of Ernst & Young LLP, independent auditors*

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.*

5.1 Consent of Daniel S. Japha, Esq. is contained in his legality opinion as Exhibit 5.1.

24.1              Powers of Attorney*

-----------------
*    Filed herewith.

(1) Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q dated June 30, 1987.

(2) Incorporated herein by reference from the Registration Statement on Form S-3 of the Company (File Number 33-426).

ITEM 9            UNDERTAKINGS

                  (a)      Rule 415 Offerings.
                           ------------------

The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 17th day of August, 2001.


                                  M.D.C. HOLDINGS, INC.
                                  a Delaware corporation



                                  By:      /s/ Paris G. Reece, III
                                           -----------------------
                                              Paris G. Reece III,
                                              Executive Vice President,
                                              Chief Financial Officer and
                                              Principal Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title / Position Held          Date


         *                   Chairman of the Board of       August 17, 2001
__________________________   Directors, Chief Executive
Larry A. Mizel               Officer


         *
__________________________   Director, President and Chief  August 17, 2001
David D. Mandarich           Operating Officer



/s/  Paris G. Reece III      Executive Vice President,      August 17, 2001
__________________________   Chief Financial Officer,
Paris G. Reece III           Principal Accounting Officer
                             (Principal Financial andicer
                             Accounting Officer)

              *
__________________________   Director                       August 18. 2--1
David Blackford


         *
__________________________   Director                       August 17, 2001
Steven J. Borick


         *
__________________________   Director                       August 17, 2001
Herbert T. Buchwald

         *
__________________________   Director                       August 17, 2001
Gilbert Goldstein


         *
___________________________  Director                       August 17, 2001
William Kemper



__________________

*  By:  /s/ Paris G. Reece III
        _________________________
         Paris G. Reece III, as attorney in fact


                                  EXHIBIT INDEX

Exhibit
Number        Description                                            Page

5.1           Legality Opinion of Daniel S. Japha, Esq.                7
23.1          Consent of Ernst & Young LLP                             8
23.2          Consent of PricewaterhouseCoopers LLP.                   9
24.1          Powers of Attorney.                                     10